UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1845 Walnut Street, Suite 1000 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02       Entry into a Material Definitive Agreement.

         On December 30, 2004, Atlas Pipeline Partners, L.P., a consolidated subsidiary of Atlas America, Inc. (which is a majority-owned subsidiary of Resource America, Inc.), entered into an agreement with SEMCO Energy, Inc. (“SEMCO”) and k1 Ventures Limited (“k1”) settling the legal proceedings among them with respect to SEMCO’s termination of the sale of Alaska Pipeline Company to Atlas Pipeline. The agreement provides that, on or before December 31, 2004, SEMCO must pay Atlas Pipeline $5.5 million in settlement of all of Atlas Pipeline’s claims against SEMCO and k1. The agreement further contains the release of Atlas Pipeline by SEMCO and k1, and of SEMCO and k1 by Atlas Pipeline.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Dated: December 30, 2004	/s/ Steven J. Kessler Steven J. Kessler Senior Vice President and Chief Financial Officer